UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026

Ciena Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36250

Delaware	23-2725311
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 694-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CIEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Indenture and Notes

On June 11, 2026, Ciena Corporation (the “Company”) closed its previously announced private offering (the “Offering”) of $2.875 billion aggregate principal amount of the Company’s 0.00% Convertible Senior Notes due 2031 (the “Notes”), which includes $375.0 million aggregate principal amount of Notes issued in connection with the initial purchasers’ full exercise of their option to acquire additional Notes, pursuant to an indenture, dated June 11, 2026 (the “Indenture”), among the Company, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee. The Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by each wholly-owned domestic subsidiary of the Company that currently or in the future guarantees its 4.00% senior notes due 2030 or any refinancing of such notes.

The Notes will not bear regular interest and the principal amount of the Notes will not accrete. The Notes will mature on September 15, 2031 unless earlier converted, redeemed or repurchased. The initial conversion rate for the Notes is 1.3393 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $746.66 per share of the Company’s common stock), subject to adjustment.

In connection with the Offering, the Company received gross proceeds of $2.875 billion and net proceeds, after initial purchasers’ discounts and payment of the net cost of the convertible note hedge transactions (as partially offset by the proceeds of the warrant transactions received by the Company) and before offering expenses, of approximately $2.72 billion. The Company used approximately $140.0 million of the net proceeds from the Offering to repurchase approximately 0.3 million shares of the Company’s common stock in privately negotiated transactions effected with or through one of the initial purchasers or its affiliate, at a purchase price per share equal to the last reported sale price of $466.67 per share of the Company’s common stock on the New York Stock Exchange (“NYSE”) on June 8, 2026. The Company used approximately $1.14 billion of the net proceeds from the Offering to repay amounts outstanding under its senior secured term loan (the “Existing Term Loan”), including accrued interest and pay related fees and expenses. The Company intends to use the remainder of the net proceeds for general corporate purposes, including investments to enhance supply chain capacity.

The concurrent repurchases of shares of the Company’s common stock described above may result in the Company’s common stock trading at prices that are higher than would be the case in the absence of these repurchases, which may have resulted in a higher initial conversion price for the Notes. In addition, any repurchases of the Company’s common stock following the Offering could affect the trading price of the Notes and, if conducted during an observation period for the conversion of any Notes, could affect the number of shares and value of the consideration that is due upon such conversion. Potential hedging activity in connection with the convertible note hedge and warrant transactions described below may also affect the market price of the Company’s common stock or the Notes, holders’ ability to convert the Notes or the number of shares and value of the consideration to be received upon conversion of the Notes as described below.

The Company may not redeem the Notes prior to September 20, 2029, except in the event of a cleanup redemption (as defined below). On or after September 20, 2029, the Company may redeem for cash all or any portion of the Notes, at its option, if the last reported sale price of the common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption (an “optional redemption”). If the Company redeems less than all the outstanding Notes in an optional redemption, at least $100 million aggregate principal amount of the Notes must be outstanding and not subject to optional redemption as of the relevant redemption date. In addition, the Notes will be redeemable at any time if the aggregate principal amount of the Notes that remains outstanding is less than 10% of the aggregate principal amount of the Notes initially issued in the Offering and certain other conditions are satisfied (a “cleanup redemption”). No sinking fund is provided for the Notes. The redemption price for any optional redemption or cleanup redemption will be 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid special interest, if any, to, but excluding, the relevant redemption date.

Holders may convert their Notes under the following conditions at any time prior to the close of business on the business day immediately preceding June 15, 2031 in multiples of $1,000 principal amount, only under the following circumstances:

•

at any time during the 30 consecutive trading day period beginning on, and including, the 21st trading day of any fiscal quarter commencing after the fiscal quarter ending on October 31, 2026, if the last reported sale price of the Company’s common stock is greater than or equal to 130% of the conversion price for each of at least five trading days (whether or not consecutive) during the first 20 consecutive trading days of such fiscal quarter;

•

during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined below) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the common stock and the conversion rate on each such trading day;

•

if the Company calls such Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; or

•	upon the occurrence of certain corporate events, as specified in the Indenture.

•

In addition, holders may convert their Notes, in multiples of $1,000 principal amount, at their option at any time on or after June 15, 2031, and prior to the close of business on the second scheduled trading day immediately preceding the stated maturity date of the Notes, without regard to the foregoing circumstances.

Upon the occurrence of a fundamental change (as defined in the Indenture), subject to certain conditions, holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes in principal amounts of $1,000 or an integral multiple thereof, at a repurchase price of the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the repurchase date. In addition, following certain corporate events that occur prior to the maturity date or if we deliver a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption during the related redemption period, as the case may be.

The Indenture contains customary covenants and events of default.

The foregoing summary of the Indenture and the Notes is qualified in its entirety by reference to the full text of the Indenture and form of Note, which are attached as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Convertible Bond Hedge Transactions and Warrants

In connection with the pricing of the Notes, the Company entered into convertible note hedge transactions with certain of the initial purchasers of the Notes or their respective affiliates and certain other financial institutions (the “option counterparties”). The convertible note hedge transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of the common stock underlying the Notes. Concurrently with entering into the convertible note hedge transactions, the Company also entered into warrant transactions with the option counterparties whereby it sold to the option counterparties warrants to purchase, subject to customary anti-dilution adjustments, up to the same number of shares of the common stock underlying the Notes and convertible note hedge transactions. From the Company’s perspective, the aforementioned convertible note hedge and warrant transactions increase the effective conversion price to $1,000 per share.

The convertible note hedge transactions are expected generally to reduce the potential dilution upon conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price per share of the common stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions, which initially corresponds to the conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes. If, however, the market price per share of the common stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants, there would nevertheless be dilution to the extent that such market price exceeds the strike price of the warrants unless, subject to the terms of the warrant transactions, the Company elects to cash settle the warrants.

The Company will not be required to make any cash payments to the option counterparties or their affiliates upon the exercise of the options that are a part of the convertible note hedge transactions, but the Company will be entitled to receive from them a number of shares of the common stock, an amount of cash or a combination thereof generally based on the amount by which the market price per share of the common stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions during the relevant valuation period under the convertible note hedge transactions. Additionally, if the market price per share of the common stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants during the measurement period at the maturity of the warrants, the Company will owe the option counterparties a number of shares of the common stock or, if it so elects, subject to certain conditions, cash, in an amount based on the excess of such market price per share of the common stock over the strike price of the warrants.

The convertible note hedge transactions and the warrant transactions are separate transactions entered into by the Company with the option counterparties, are not part of the terms of the Notes and will not change the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the convertible note hedge transactions or the warrant transactions.

The foregoing summary of the convertible note hedge transactions and the warrant transactions is qualified in its entirety by reference to the full text of the form of bond hedge confirmation and form of warrant confirmation, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Credit Agreement Amendment

Pursuant to a Credit Agreement dated July 15, 2014, as amended (the “Credit Agreement”) by and among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”), the Company maintained the Existing Term Loan and a senior secured revolving credit facility in an aggregate principal amount of $300 million and maturing on October 24, 2028 (the “Revolving Facility”).

On June 11, 2026 and in connection with the Offering, the Company, as borrower, and Ciena Communications, Inc., Ciena Government Solutions, Inc., Ciena Communications International, LLC and Blue Planet Software, Inc., as guarantors, entered into a Refinancing Amendment to Credit Agreement (the “Credit Agreement Amendment”) with the lenders party thereto and the Administrative Agent, which amends the Credit Agreement by, among other things, (i) extending the maturity date of the Revolving Facility from October 24, 2028 to October 24, 2030, (ii) removing the credit spread adjustment applicable to SOFR-based borrowings under the Revolving Facility, (iii) adding daily SOFR as an interest rate option for borrowings under the Revolving Facility, (iv) providing that the outstanding borrowings under the Revolving Facility bear interest, at the Company’s election, at a rate per annum (which is subject to increase during an event of default) of, at the option of the Company, either term SOFR or daily SOFR (subject to a floor of 0.00%) plus a margin ranging from 1.25% to 2.00%, as applicable, or a base rate (subject to a floor of 1.00%) plus a margin ranging from 0.25% to 1.00%, in each case, with such interest rate margin based on the Company’s consolidated net leverage ratio (the “Total Net Leverage Ratio”), (v) providing for a commitment fee payable on the unused portion of the Revolving Facility at a per annum rate ranging from 0.20% to 0.30%, with the actual rate determined according to the Total Net Leverage Ratio and (vi) providing for increased flexibility with respect to the Offering and the convertible note hedge and warrant transactions described in this Current Report on Form 8-K and Exhibit 99.1 hereto.

Except as amended by the Credit Agreement Amendment, the remaining terms of the Credit Agreement remain in full force and effect.

The foregoing summary of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.03 – CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 3.02 – UNREGISTERED SALE OF EQUITY SECURITIES

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

The Company sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Notes and the common stock issuable upon the exchange of the Notes, if any, will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Company sold the warrants comprising the warrant transactions described above to the option counterparties in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The warrants and the shares of the common stock issuable upon exercise of the warrants, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. To the extent that any shares of the common stock are issued upon exercise of the warrants by any of the option counterparties pursuant to the respective warrants, such shares will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with any resulting issuance of shares of the common stock. The maximum number of shares of the common stock issuable in connection with the warrants is 7,700,978 subject to adjustments as set forth in the warrant confirmations.

ITEM 8.01 - OTHER EVENTS

On June 8, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements that are based on the Company’s current expectations, forecasts, information and assumptions. These statements involve inherent risks and uncertainties. Actual results or outcomes may differ materially from those stated or implied, because of risks and uncertainties, including those detailed in the Company’s most recent annual and quarterly reports filed with the SEC. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies and can be identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. The Company assumes no obligation to update the information included in Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

These forward-looking statements include, among others, statements regarding the Offering and the use of proceeds therefrom and statements regarding the expected effects of entering into the convertible note hedge and warrant transactions.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d) The following exhibits are being filed herewith:

Exhibit Number	Description of Document

4.1	Indenture, dated as of June 11, 2026, by and among Ciena Corporation, as issuer, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 0.00% Convertible Senior Note due 2031 (included in Exhibit 4.1).

10.1	Form of Bond Hedge Confirmation.

10.2	Form of Warrant Confirmation.

10.3	Refinancing Amendment to Credit Agreement, dated June 11, 2026, by and among Ciena Corporation, Ciena Communications, Inc., Ciena Government Solutions, Inc., Ciena Communications International, LLC, Blue Planet Software, Inc., Bank of America, N.A., as administrative agent, and the lenders party thereto.

99.1	Press release announcing the pricing of the Offering, dated June 8, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciena Corporation

Dated: June 11, 2026	By:	/s/ Sheela Kosaraju
Sheela Kosaraju
SVP, General Counsel and Assistant Secretary